EXECUTIVE EMPLOYMENT AGREEMENT
This Executive Employment Agreement (this “Agreement”) is made as of May 27, 2026 (the “Effective Date”), by and between BioRestorative Therapies, Inc., a Nevada corporation (the “Company”), and Lance Alstodt (the “Executive”) (Company and Executive are collectively the “Parties”).  Certain capitalized terms used in this Agreement are defined in Section 13.
RECITALS
WHEREAS, the Company and the Executive desire to enter into an employment agreement which will set forth the terms and conditions upon which the Executive shall be employed by the Company and upon which the Company shall compensate the Executive.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.
Employment.  The Company will employ the Executive, and the Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement, for the period beginning on the Effective Date and ending as provided in Sections 2 and/or 5 below (the “Employment Period”).
2.
Initial Employment Term.  This Agreement shall commence on the Effective Date and will continue for a period of three (3) years or until either Party terminates the Agreement in accordance with Section 5 hereof (the “Initial Employment Term”).  The Initial Employment Term shall be extended for one (1) year periods unless either Party gives written notice to the other Party, at least ninety (90) days prior to the expiration of the Initial Employment Term or any extension thereof, of its desire not to extend the term.
3.
Position and Duties.  During the Employment Period, the Executive will serve in the position set forth on Schedule A to this Agreement and will render such managerial, analytical, administrative, financial and other executive services to, and shall have such responsibilities on behalf of, the Company and its Subsidiaries, as are from time to time necessary in connection with the management and affairs of the Company and its Subsidiaries and are consistent with his position, in each case subject to the authority of the Board of Directors of the Company (the “Board”) to define and limit such executive services.  The Executive's primary responsibilities shall include, without limitation, those set forth on Schedule A attached hereto.  The Executive will devote substantially all of his business time and attention to the business and affairs of the Company and its Subsidiaries, provided that the Executive will be permitted to (i) serve as a member of the board of directors or advisory board of charitable organizations and/or, subject to Sections 6-8, perform services for other business organizations with which the Executive has or may become associated, (ii) engage in charitable activities and community affairs, and (iii) manage his personal investments and affairs, except that the Executive will limit the time devoted to the activities described in clauses (i), (ii), and (iii) so as not to materially interfere, individually or in the aggregate, with the performance of his duties and responsibilities hereunder.  The Executive will perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner, and Executive acknowledges and agrees that he owes a fiduciary duty of loyalty to the Company.  While subject to change in the sole discretion of the Company, the Executive will report to the person(s) set forth on Schedule A.  During the Employment Period, the Executive's primary work location shall be the Company headquarters located at 40 Marcus Drive, Suite One, Melville, NY 11747.
4.
Salary and Benefits.
(a)
Salary.  During the Employment Period, the Company will pay the Executive a salary at not less than the rate set forth on Schedule A to this Agreement (as in effect from time to time, the “Salary”) as compensation for services.  The Salary will be payable in regular installments in accordance with the general payroll practices of the Company and its Subsidiaries and subject to applicable withholding requirements.
(b)
Discretionary Bonus. In the sole discretion of the Board (including the approval of a majority of the independent members of the Board), and subject to many factors, including but not limited to Executive’s performance and the financial performance of the Company, Executive is eligible for an annual cash bonus of up to 50% of Executive’s Salary (the “Bonus”).
(c)
Benefits.  During the Employment Period, the Company will provide the Executive with benefits under such plans as the Board may establish or maintain from time to time for similarly-situated employees.  The Executive will be entitled to the number of weeks of paid vacation each year set forth on Schedule A attached hereto, prorated for any partial calendar year.  To the extent that the Executive does not use all the vacation time in any year, calculated on a calendar year basis, up to two (2) weeks (or such lesser prorated amount) of the unused vacation may be carried over to the next year and any remaining unused amounts will be lost and forfeited by Executive. In no circumstance shall Executive earn or possess more than six (6) weeks of vacation at any time.  Vacation will cease to be earned once Executive has six (6) weeks of earned but unused vacation and will not earn additional vacation until such time as vacation is taken by Executive.
(d)
Reimbursement of Expenses.  During the Employment Period, the Company will reimburse the Executive for all reasonable out-of-pocket expenses incurred by Executive in the course of performing Executive’s duties that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses.
(e)
Option Grants.  During each twelve (12) month period of the Employment Period, the Executive will be eligible to receive, subject to the discretion of the Board, option grants pursuant to the Company’s 2021 Stock Incentive Plan, as amended (or any successor equity plan).  In connection with any such option grants, including the number of shares of common stock subject to the option grants and the other terms and conditions thereof, the Board or the Compensation Committee thereof shall retain an independent third-party compensation consultant and shall request its recommendation with regard thereto.
5.
Termination.
(a)
The Employment Period will continue until the earliest of: (i) the Executive’s resignation for any or no reason; (ii) the death or Disability of the Executive; (iii) the giving of notice of termination by the Company: (A) for Cause or (B) for any other reason or for no reason (a termination described in this clause (iii)(B) being a termination by the Company “Without Cause”); (iv) the Executive’s resignation for Good Reason; or (v) the end of the Initial Employment Term or any extended term.
(b)
If the Company terminates the Employment Period Without Cause or the Executive resigns for Good Reason, the Executive will be entitled to receive each of the following: all accrued and unpaid Salary and earned, but unused vacation time for the then-current annual period (with the right to vacation time being pro-rated for such period through the Termination Date) and all unreimbursed business expenses incurred through the Termination Date and payable pursuant to Section 4(d), which accrued and unpaid salary, unused vacation and unreimbursed expenses shall be payable in a lump sum (less applicable taxes and withholdings) on the later of the next regularly-scheduled payroll date or five (5) days after the Termination Date (the amounts described in the immediately preceding sentence are referred to herein as the “Accrued Obligations”).  The Executive shall also be entitled to any COBRA benefits to which the Executive is entitled by law. COBRA benefits shall be at the Executive’s sole expense, with the exception that, subject to Executive’s execution of the Form of Release (as hereinafter defined) and subject to paragraph (d) hereof, the Company shall pay for two (2) years of Executive’s COBRA benefits (or the maximum time period for COBRA benefits if less).  In addition, if the Company terminates the Executive’s employment without Cause or the Executive resigns for Good Reason, subject to paragraph (d) hereof and Section 9, (i) the Executive shall be entitled to an aggregate payment equal to two (2) multiplied by the sum of (i) the Salary and (ii) the Bonus (the “Cash Severance Amount”) and (ii) all outstanding equity awards granted to the Executive (including options and restricted stock units) will thereupon vest (with all such options remaining exercisable until the expiration date(s) provided for in the option agreement(s)).  For purposes of the Cash Severance Amount, the Bonus shall be deemed to be the maximum Bonus amount payable pursuant to Section 4(b).  For the avoidance of doubt, in the event there is a termination Without Cause or a resignation for Good Reason at a time when the Bonus for a completed prior calendar year has not yet been paid, the Executive shall be entitled to the Bonus amount for such prior completed year pursuant to Section 4(b) in addition to the Cash Severance Amount.
(c)
If the Employment Period terminates by reason of (i) the Company’s termination with Cause, (ii) the Executive’s resignation without Good Reason, or (iii) the Initial Employment Term or any extension thereto expires, then the Executive (or his estate in the case of his death) will be entitled to receive the Accrued Obligations, as well as any COBRA benefits to which the Executive is entitled by law (at the Executive’s sole expense).
(d)
The Cash Severance Amount, if applicable, will be paid in equal monthly installments over a period of no more than one (1) year following the Termination Date in accordance with the general payroll practices of the Company and subject to all applicable withholding requirements; provided, however, that the payment of the Cash Severance Amount shall be conditioned upon the Executive (i) executing and delivering to the Company a general release of all past and present claims against the Company and its Subsidiaries substantially in the form attached hereto as Exhibit A (the “Form of Release”), within thirty (30) days of the date the Company delivers such general release (the “Release”) to the Executive, and (ii) not exercising the Executive’s revocation right during the period for revocation described in the Form of Release and/or Release; provided, further, that, in the event of the Executive's breach of this Agreement, then the Company’s obligation to pay the Cash Severance Amount and COBRA benefits shall terminate and be of no further force or effect and the Executive shall be obligated to reimburse the Company for all Cash Severance Amount and COBRA payments previously made.  To the extent that Cash Severance Amount payments are payable, they shall be made or commence on the later of the first payroll date following the effective date in the Release or the fortieth (40th) day following the Termination Date.
(e)
Upon the Termination Date, the Executive will be obligated to and be deemed to have resigned from each position (if any) that he then holds as an officer or director of the Company or any Subsidiary, and the Executive will take any action that the Company or any Subsidiary may reasonably request in order to confirm or evidence such resignation.
(f)
Neither the termination or expiration of this Agreement nor the termination of the Executive’s employment with the Company, whether by the Company or the Executive, whether for Cause or Without Cause, whether for Good Reason or without Good Reason, and whether voluntary or involuntary, shall affect the continuing operation and effect of Sections 6-8 hereof, which shall continue in full force and effect according to their terms.  In addition, neither the termination or expiration of this Agreement nor the termination of the Executive’s employment with the Company, whether by the Company or the Executive, whether for Cause or Without Cause, whether for Good Reason or without Good Reason, and whether voluntary or involuntary, will result in a termination or waiver of any rights and remedies that the Company may have under this Agreement and applicable law.
(g)
In the event of the termination of this Agreement or the Executive’s employment, whether by the Company or the Executive, whether for Cause or Without Cause, whether for Good Reason or without Good Reason, and whether voluntary or involuntary, except as expressly provided for herein, the Executive shall not be entitled to any further compensation or benefits.
6.
Confidentiality/Non-Disclosure. Executive agrees that, during the Employment Period and thereafter, other than in connection with his duties on behalf of Company, Executive will not disclose Confidential Information, proprietary information, or trade secrets, related to any business of Company including, without limitation, and whether or not such information is specifically designated as confidential or proprietary: (a) business plans; (b) business processes; (c) practices; (d) marketing strategies; (e) documents; (f) information concerning existing and prospective markets, suppliers and customers; (g) financial information; (h) information concerning the development of new products and services; (i) operations; (j) techniques; (k) agreements; (l) contracts; (m) terms of agreements; (n) transactions; (o) potential transactions; (p) know-how; (q) technical and non-technical data related to software programs, design, specifications, compilations, inventions, improvements, patent applications, studies, research, methods, devices, prototypes, processes, procedures and techniques (“Confidential Information”). Notwithstanding anything to the contrary contained herein, Confidential Information, proprietary information, or trade secrets shall not be deemed to include any of the foregoing: (i) information that is within the public domain or known generally in the trade as of the Effective Date of this Agreement, except to the extent that such information entered the public domain through an act or omission of Executive (other than lawfully on behalf of Company); (ii) information that enters the public domain after the Effective Date of this Agreement by no act or omission of Executive (other than by Executive lawfully on behalf of Company); (iii) disclosures required to enforce any rights hereunder or any other agreement with Company; or (iv) disclosures required by any subpoena or other legal process; provided, Executive will, to the extent permitted by law, promptly notify Company of such fact so that Company may seek an appropriate remedy to prevent such disclosure.
Under the federal Defend Trade Secrets Act of 2016, Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made to Executive’s attorney in relation to a lawsuit for retaliation against Executive for reporting a suspected violation of law; or (c) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
7.
Restrictive Covenants.
(a)
The services of the Executive are unique and extraordinary and essential to the business of the Company, especially since the Executive shall have access to the Company's customer lists, trade secrets and other privileged and confidential information essential to the Company’s business.  Therefore, the Executive agrees that, as a material inducement to, and a condition precedent to the Company’s payment obligations hereunder and its other covenants herein, if the term of the Executive’s employment hereunder shall expire or the Executive's employment shall at any time terminate for any reason whatsoever, for Cause or Without Cause, for Good Reason or without Good Reason, the Executive will not at any time within one (1) year after such expiration or termination (the “Restrictive Covenant Period”), without the prior written approval of the Company, directly or indirectly, whether individually or as a principal, officer, stockholder, equity participant, employee, partner, joint venturer, member, manager, director or agent of, or lender, consultant or independent contractor to, any Person, or in any other capacity, other than on behalf of or for the benefit of the Company:
(i)
anywhere in the United States of America, directly or indirectly, engage or participate in a business which, as of such expiration or termination date, is similar to or competitive with the business of the Company as of the Termination Date, as described in the Company's Securities and Exchange Commission (the “SEC”) filings (or, in the event that the Company is not subject to the SEC disclosure requirements, then as described on the Company's website (the “Business”)), wherein Executive shall be performing the same or similar duties as he performed for the Company, or if Executive is likely to use or disclose confidential or proprietary information of the Company.  For the sake of clarity, the Company’s Business is currently focused on stem-cell based therapies, including autologous hypoxic disc treatments and the use of brown adipose stem cells for treating metabolic disorders, and the operation of a biocosmeceuticals platform.  Notwithstanding the foregoing, Executive may acquire, as a passive investor, up to five percent (5%) of the outstanding voting stock of any entity whose securities are listed on a stock exchange or NASDAQ;
(ii)
cause, seek to persuade or solicit any director, officer, employee, customer, account, agent or supplier of, or consultant or independent contractor to, the Company or others with whom the Company has had a business relationship (collectively, “Business Associates”) to discontinue or materially modify the status, employment or other relationship of such Business Associate with the Company, or to become employed in any activity similar to or competitive with the Business of the Company;
(iii)
cause, seek to persuade or solicit, any prospective customer, account, supplier or other Business Associate of the Company (which at the date of cessation of the Executive’s employment with the Company was then, to the knowledge of the Executive, actively being solicited by the Company) to determine not to enter into a business relationship with the Company or to materially modify its contemplated business relationship;
(iv)
hire, retain, engage or associate in a business relationship with, directly or indirectly, any employee of the Company; or
(v)
solicit from or cause or authorize to be solicited from, for or on behalf of the Executive or any third party, any business which is similar to or competitive with the Business of the Company, or enter into a similar or competitive business relationship with, (a) others who are, or were within one (l) year prior to the cessation of the Executive's employment with the Company, customers, accounts or other Business Associates of the Company, or (b) any prospective customer, account or other Business Associate of the Company which at the date of such cessation was then, to the Executive's knowledge, actively being solicited by the Company.
The foregoing restrictions set forth in this Section 7 shall apply likewise during the Employment Period and all references to “Business” shall be deemed to refer to the then Business of the Company during the Employment Period.
(b)
For purposes of this Section 7, the term “Company” shall mean and include the Company and any and all Subsidiaries and Affiliates of the Company in existence from time to time.
(c)
Executive acknowledges the benefits provided or made available to him pursuant to the provisions of this Agreement, including, without limitation, the agreement on the part of the Company to employ the Executive during the Employment Period (subject to the terms and conditions hereof), constitute sufficient consideration for the restrictions contained in this Section 7 . The Executive also acknowledges and agrees that the covenants set forth in this Section 7 are reasonable and necessary in order to protect and maintain the proprietary and other legitimate business interests of the Company and that the enforcement thereof would not prevent the Executive from earning a livelihood.
(d)
Company and Executive agree (a) that the provisions of this Section 7 do not impose an undue hardship on Executive and are not injurious to the public, (b) that these provisions are necessary to protect the Business of Company, (c) that the nature of Executive’s responsibilities with Company under this Agreement provide and/or will provide Executive with access to Confidential Information, proprietary information, or trade secrets that are valuable and confidential to Company, (d) that Company would not have entered into this Agreement with Executive if Executive did not agree to the provisions of this Section 7, (e) that Company would not have provided the Cash Severance Amount or any other consideration outlined in this Agreement if Executive did not agree to the provisions of this Section 7, (f) that the provisions of this Section 7 are reasonable in terms of length of time and scope, and (g) that adequate consideration supports the provisions of this Section 7. In the event that a court determines that any provision of this Section 7 is unreasonably broad or extensive, Executive agrees that such court should narrow such provision to the extent necessary to make it reasonable and enforce the provision as narrowed. If such partial enforcement is not possible, the provision shall be deemed severed from this Agreement. Company reserves all rights to seek any and all remedies and damages permitted under law including, but not limited to, injunctive relief, equitable relief, and compensatory damages for any breach of Executive’s obligations under this Section 7, without the obligation to post or provide any bond.  In the event Executive breaches or threatens to breach any of the provisions of this Section 7, Company shall immediately cease payment of any Cash Severance Amount, or other amounts due under this Agreement, as the case may be.
8.
Developments and Inventions. All modifications, alterations, enhancements, betterments, ideas or discoveries which are the result, directly or indirectly, of Executive’s employment and/or affiliation with the Company and/or Executive’s access to Confidential Information (collectively “Developments”) shall be the sole and exclusive property of Company and are considered a “work made for hire” for the purposes of Company’s rights under copyright and other laws. To the extent that any Developments may not be considered “work made for hire,” Executive shall assign to Company such Developments and all rights therein, to the extent permitted by law. Executive shall take all necessary steps, without compensation, whether during or after his Employment Period: (a) to assign all right, title, and interest in any Developments to Company, and (b) to assist Company in registering, prosecuting, perfecting, protecting, maintaining and enforcing any and all patent, copyright, trade secret or other right or interest in any Developments for any and all countries. If any Development assigned hereunder is based upon, or is incorporated into or is an improvement or derivative of, or cannot reasonably be made, used, reproduced and/or distributed without using or violating technology or rights owned or licensed by Company and not assigned hereunder, Executive shall grant Company a perpetual, worldwide, royalty-free, non-exclusive and sub-licensable right and license to exploit and exercise all such technology and rights in support of Company’s exercise or exploitation of any such assigned Development(s) (including any modifications, improvements and derivatives thereof). Specifically excluded from this Section is anything developed entirely on Executive’s own time and without the use of any equipment, supplies, facilities, other resources and/or Confidential Information of Company, provided that the Development does not relate to the Business of Company.
9.
Change in Control.  In order to protect the Executive against the possible consequences and uncertainties of a Change in Control of the Company and thereby induce the Executive to remain in the employ of the Company, the Company agrees that, if, during the Employment Period, a Change in Control of the type described in clause (i) or (ii) of the definition thereof in Section 13 occurs, (a) the Company shall pay to the Executive the Cash Severance Amount provided for in Section 5(b) in the manner provided for in Section 5(d) whether or not the Executive’s employment terminates in connection therewith; and (b) all outstanding equity awards granted to the Executive (including options and restricted stock units) will thereupon vest (with all such options remaining exercisable until the expiration date(s) provided for in the option agreement(s)). In the event of a payment pursuant to this Section 9, the Executive shall not be entitled to an additional Cash Severance Amount in the event of a termination of his employment Without Cause or a resignation for Good Reason.
10.
Deductions and Withholding.  The Executive agrees that the Company shall withhold from any and all payments required to be made to the Executive pursuant to this Agreement all federal, state, local and/or other taxes that are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect.
11.
Code Sections 409A, 280G and 4999.
(a)
The intent of the Parties is that payments and benefits under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (together with the regulations and guidance promulgated thereunder, “Code Section 409A”), and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith.  To the extent that any provision hereof is modified in order to comply with Code Section 409A, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent and economic benefit to the Parties hereto of the applicable provision without violating the provisions of Code Section 409A.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Executive by Code Section 409A.
(b)
A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits constituting deferred compensation under Code Section 409A upon or following a termination of employment unless such termination of employment is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a termination of employment or like terms shall mean “separation from service.”  If the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then, with regard to any payment or the provision of any benefit that is considered deferred compensation under Code Section 409A payable on account of a “separation from service,” such payment or benefit shall be made or provided at the date which is the earlier of (i) the expiration of the six (6) month period measured from the date of such “separation from service” of the Executive, and (ii) the date of the Executive's death (the “Delay Period”).  Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section 11(b) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified herein.
(c)
All expenses or other reimbursements under this Agreement shall be made as soon as practicable and in any event on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive (provided that if any such reimbursements constitute taxable income to the Executive, such reimbursements shall be paid no later than March 15th of the calendar year following the calendar year in which the expenses to be reimbursed were incurred), and no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year.
(d)
For purposes of Code Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments.  Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., “payment shall be made within sixty (60) days”), the actual date of payment within the specified period shall be within the sole discretion of the Company.
(e)
In no event shall any payment under this Agreement that constitutes “deferred compensation” for purposes of Code Section 409A be offset by any other payment pursuant to this Agreement or otherwise.
(f)
Notwithstanding any other provisions of this Agreement to the contrary, in the event that any payments or benefits received or to be received by the Executive in connection with the Executive’s employment with the Company (or termination thereof) would subject the Executive to the excise tax imposed under Section 280G or 4999 of the Code (the “Excise Tax”), and, if the net-after tax amount (taking into account all applicable taxes payable by the Executive, including any Excise Tax) that the Executive would receive with respect to such payments or benefits does not exceed the net-after tax amount the Executive would receive if the amount of such payment and benefits were reduced to the maximum amount which could otherwise be payable to the Executive without the imposition of the Excise Tax, then, to the extent necessary to eliminate the imposition of the Excise Tax, (i) such cash payments and benefits shall first be reduced (if necessary, to zero) and (ii) all other non-cash payments and benefits shall next be reduced. The determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence will be made at the expense of the Company by independent accountants or benefits consultants selected by the Company, and the Executive shall have the right to review such determination.
12.
Representations and Warranties.  The Executive represents and warrants to the Company and its Subsidiaries that: (a) the Executive is not a party to or bound by any employment, noncompete, nonsolicitation, or similar agreement with any other Person; (b) the Executive is not a party to or bound by any nondisclosure, confidentiality or similar agreement with any other Person that would affect the Executive’s ability to perform his responsibilities on behalf of the Company; and (c) this Agreement constitutes a valid and legally binding obligation of the Executive, enforceable against him in accordance with its terms.  The Company represents that this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against it in accordance with its terms.  All representations and warranties contained herein will survive the execution and delivery of this Agreement.
13.
Certain Definitions.  When used in this Agreement, the following terms will have the following meanings:
“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more of its intermediaries, controls, is controlled by or is under common control with such Person.
“Cause” means any one or more of the following: (i) the Executive acts (including a failure to act) in a manner that constitutes gross misconduct or gross negligence or that is otherwise materially injurious to the Company or its Subsidiaries; (ii) the Executive breaches any material term of this Agreement, which breach remains uncured following thirty (30) days’ written notice from the Company of such breach; (iii) the Executive has committed an act of fraud or misappropriation, or other act of illegal business practices relating to the Company or any of its Subsidiaries, customers or suppliers unless such act of illegal business practices was done in good faith in the reasonable belief that it was done in accordance with acceptable business conduct; (iv) the Executive’s commission of any act which, if the Executive were convicted, would constitute a felony, a crime of moral turpitude or a crime involving the illegal use of drugs, or the Executive’s entry of a plea of guilty or no contest thereto; (v) the Executive’s willful, material and continued failure or willful refusal to perform specific, lawful directives of the Board; (vi) any alcohol or other substance abuse on the part of the Executive that adversely impacts his ability to perform the material functions of his position and is materially injurious to the Company; (vii) any excessive absence of the Executive from his employment during normal working hours for reasons other than vacation or Disability that is materially injurious to the Company; (viii) the Executive’s breach of any other material obligation under this Agreement; or (ix) any material misrepresentation on the Executive’s part herein set forth.  Notwithstanding the foregoing, if any act or omission described in the above definition of “Cause” is susceptible to cure, the Executive shall have thirty (30) days after notice from the Board to cure such violation.  Any notice to the Executive of termination for “Cause” shall be in writing and shall specify in reasonable detail the Executive’s acts or omissions that the Company considers to be “Cause”, provided however, that the Company will provide Executive a three (3) day period to review the notice and will allow the Executive to suggest any reasonable modifications to the notice.  No act or failure to act by the Executive shall be considered “willful” unless it is done or omitted to be done by the Executive in bad faith and without reasonable belief that he was acting in the best interests of the Company.
“CEO” means the Chief Executive Officer of the Company.
“Change in Control” means any one or more of the following events, which shall be deemed to occur on the date of such event:

                   (i)  any “person” or “group of persons” (as such terms are used in Sections 13(d) and 14(d) of the Securities  Exchange Act of 1934, as amended (the “1934 Act”) (other than the Executive or any “group of persons” that includes the Executive), becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the Company’s then outstanding securities having the right to vote on the election of directors (“Voting Securities”);

                       (ii)  when individuals who, as of the date hereof, constitute the Board cease for any reason to constitute at least a majority of the Board; or

                       (iii)  the Company consummates (A) a reorganization, merger or consolidation of the Company, with respect to which in each case all or substantially all of the Persons who were the beneficial owners of the Voting Securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly and indirectly, more than 50% of the then combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other Person resulting from such reorganization, merger of consolidation, or (B) the sale or other disposition of all or substantially all of the assets of the Company.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time.
“Disability” has the meaning given to such term under the Company’s long-term disability insurance plan or, if no such plan exists, then “Disability” means that the Executive is unable, due to illness, accident or other physical or mental incapacity, to perform substantially all of his duties and responsibilities (provided that, in any such case, the Executive shall have satisfied such criteria for a period of at least six (6) consecutive months or for at least one hundred twenty-five (125) business days during any nine (9) month period).
“Good Reason” means, without the Executive's written consent, (i) the assignment to the Executive of duties materially inconsistent with the duties of his title and position and as described on Schedule A hereto or diminishes the Executive’s authority, duties or responsibilities in any way or requires him to report to any person or entity other than the Person(s) set forth on Schedule A; (ii) a material reduction in the Executive’s Salary or other benefits; (iii) the relocation of the Executive to an office more than fifty (50) miles from the Company’s headquarters; (iv) any other material breach by the Company of the provisions hereof; or (v) the Company experiences a “Change in Control” (as defined in this Section 13) event; provided, however, that none of the foregoing events (other than (v) hereof) shall constitute Good Reason unless (1) the Executive gives written notice of termination to the Company specifying the condition or event constituting Good Reason within thirty (30) days of the existence thereof; (2) the Company fails to cure the condition or event constituting Good Reason within thirty (30) days following receipt of the Executive’s notice; and (3) the Executive actually terminates his employment within thirty (30) days of the end of the cure period.  With respect to (v) hereof, a Change in Control shall not constitute Good Reason unless the Executive terminates his employment within eighteen (18) months of the Change in Control.  For the avoidance of doubt, clause (iii) of the definition of Change in Control does not require a termination of employment for the Executive to be entitled to the payments and benefits set forth in Section 9.
“Person” means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or any other entity (including any governmental entity or any department, agency or political subdivision thereof).
“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one (1) or more of the other Subsidiaries of such Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one (1) or more Subsidiaries of such Person or entity or a combination thereof.  For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons will be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or will be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.  Unless stated to the contrary, as used in this Agreement the term Subsidiary means a Subsidiary of the Company.
“Termination Date” means the date on which the Employment Period ends pursuant to Section 5(a).
14.
Cooperation in Legal Matters.  The Executive will cooperate with the Company and its Subsidiaries during the term of the Executive’s employment and, subject to Executive’s other personal and business obligations, thereafter, with respect to any pending or threatened claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (the “Claims”), by being reasonably available to testify on behalf of the Company or any Subsidiaries, and to assist the Company and its Subsidiaries by providing information, meeting and consulting with the Company and its Subsidiaries or their representatives or counsel, as reasonably requested and at the Company’s sole expense.  The Executive agrees not to disclose to or discuss with anyone who is not assisting the Company or any Subsidiary with the Claims, other than the Executive’s personal attorney, the fact of or the subject matter of the Claims, except as required by law.  The Executive further agrees to maintain the confidences and privileges of the Company and its Subsidiaries, and acknowledges that any such confidences and privileges belong solely to the Company and its Subsidiaries and can only be waived by the Company or any Subsidiary, not the Executive.  In the event that the Executive is subpoenaed to testify, or otherwise requested to provide information in any matter relating to the Company or any Subsidiary, the Executive agrees to promptly notify the Company after receipt of such subpoena, summons or request for information, to reasonably cooperate with the Company or any Subsidiary with respect to such subpoena, summons or request for information, and to not voluntarily provide any testimony or information unless required by law or permitted by the Company.
15.
[intentionally omitted]
16.
Miscellaneous.
(a)
Notices.  All notices, demands or other communications to be given or delivered by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) on the date of personal delivery to the recipient or an officer of the recipient, (ii) when sent by telecopy or facsimile machine to the number shown below on the date of such confirmed facsimile or telecopy transmission (provided that a confirming copy is sent via overnight mail), or (iii) when properly deposited for delivery by a nationally recognized commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested.  Such notices, demands and other communications will be sent to each party at the address indicated for such party below:
if to the Executive, to:
Lance Alstodt
1 Woodedge Lane
Glen Head, New York 11545

if to the Company, to:
40 Marcus Drive, Suite One
Melville, New York 11747
Facsimile: (631) 760-8414
Attention: Secretary
with a copy, which will not constitute notice to the Company, to:
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue, 9th Floor
East Meadow, New York 11554
Facsimile: (516) 296-7111
Attention:  Fred Skolnik, Esq.
or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.
(b)
Consent to Amendments.  No modification, amendment or waiver of any provision of this Agreement will be effective against any Party hereto unless such modification, amendment or waiver is approved in writing by such Party.  No other course of dealing among the Company, the Subsidiaries, and the Executive or any delay in exercising any rights hereunder will operate as a waiver by any of the Parties hereto of any rights hereunder.
(c)
Assignability and Binding Effect.  This Agreement will be binding upon and inure to the benefit of the Executive and his heirs, legal representatives, executors, administrators or successors, and will be binding upon and inure to the benefit of the Company and its successors and assigns.  The Parties acknowledge and agreement that this Agreement is freely assignable by the Company and that the Executive may not assign, transfer, pledge, encumber, hypothecate or otherwise dispose of this Agreement, or any of his rights or obligations hereunder, and any such attempted assignment or disposition shall be null and void and without effect.
(d)
Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
(e)
Headings and Sections.  The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.  Unless the context requires otherwise, all references in this Agreement to Sections, Exhibits or Schedules will be deemed to mean and refer to Sections, Exhibits or Schedules of or to this Agreement.
(f)
Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and any exhibits and schedules to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.
(g)
Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(h)
Submission to Jurisdiction.  ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT WILL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT IN THE EASTERN DISTRICT OF NEW YORK, AND EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(i)
Service of Process.  WITH RESPECT TO ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT, EACH PARTY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY ANY MEANS SPECIFIED FOR NOTICE PURSUANT TO SECTION 14(a).
(j)
Confidentiality.  The Parties agree that this Agreement and the Release (if and when executed) are confidential and each Party agrees not to disclose any information regarding the terms of this Agreement or the Release to any Person, except that the Company may disclose information regarding the terms of this Agreement or the Release to its Affiliates and any lenders or as required by law or regulation or the rules of any stock exchange or market on which the Company’s securities are listed or traded, and the Executive may disclose information regarding the terms of this Agreement or the Release to his immediate family.  Each Party may also disclose this information to its tax, legal or other counsel.  Each Party shall instruct each of the foregoing not to disclose the same to anyone.
(k)
No Strict Construction.  The Parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
(l)
Entire Agreement. Except as otherwise expressly set forth in this Agreement, this Agreement and the other agreements referred to in this Agreement embody the complete agreement and understanding among the Parties to this Agreement with respect to the subject matter of this Agreement, and supersede and preempt any prior understandings, agreements, or representations by or among the Parties or their predecessors, written or oral, that may have related to the subject matter of this Agreement in any way.  This Agreement will be deemed effective on the date hereof upon the execution hereof.
(m)
Time.  Whenever the last day for the exercise of any privilege or the discharge or any duty hereunder falls upon a day that is not a business day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day that is a business day.
(n)
Certain Terms.  The use of the word “including” herein means “including without limitation.”  Any definitions used herein defined in the plural will be deemed to include the singular as the context may require and any definitions used herein defined in the singular will be deemed to include the plural as the context may require.  References to “Dollars”
or “$” are references to the lawful currency of the United States of America.
 [Remainder of page intentionally left blank.  Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have executed this Executive Employment Agreement as of the date first written above.
BIORESTORATIVE THERAPIES, INC.
By:/s/ Francisco Silva
      Francisco Silva,
      VP of Research and Development

LANCE ALSTODT
/s/ Lance Alstodt

SCHEDULE A
Position:

Chairman, CEO and President
Per Annum Salary:	$600,000, less applicable taxes and withholdings.
Responsibilities:

Executive will be primarily responsible for the areas set forth below, subject to the direction of the Company's Board of Directors.

  Communicating, on behalf of the Company, with shareholders, government entities, and the public
  Lead development of the Company’s short and long term strategy
  Creating and implementing the Company’s vision and mission
  Evaluating the work of other employees and advisors within the Company
  Maintaining awareness of the competitive market landscape, expansion opportunities, industry developments, including corporate development,  etc.
  Ensuring that the Company maintains high social responsibility wherever it does business
  Assessing risks of the Company and ensuring they are monitored and minimized
  Setting strategic goals and making sure they are measurable and describable
  Manage and oversee all operations of the Company
  Manage and oversee the financial condition, accounting, Payroll, HR, IR/PR and capital raising efforts

Report to:

Board of Directors
Vacation:

Four (4) weeks.

EXHIBIT A
GENERAL RELEASE
I, Lance Alstodt, in consideration of and subject to the performance by BioRestorative Therapies, Inc., a Nevada corporation (the “Company”), of its obligations under the Executive Employment Agreement by and between the Company and myself, dated as of _________, 2026 (as amended from time to time, the “Agreement”), do hereby release and forever discharge as of the date hereof, (i) the Company and (ii) each of its subsidiaries, affiliates and predecessors (including, without limitation, and to the extent that they could be liable in respect of their position with any of the foregoing, each of the present and former managers, directors, officers, direct or indirect equity holders, agents, representatives, employees, subsidiaries, affiliates, predecessors, successors, assigns, beneficiaries, heirs, executors, insurers, personal representatives, and attorneys of the parties referenced in clauses (i) and (ii) above) (collectively, the “Released Parties”) to the extent provided below.
1.
I understand that any payments or benefits paid or granted to me under Section 5(b) of the Agreement represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled.  I understand and agree that I will not receive the payments and benefits specified in Section 5(b) of the Agreement if I execute this General Release and revoke this General Release within the time period permitted hereafter, if I do not execute the General Release in the requested time frame, or if I breach this General Release or anything in the Agreement.  I also acknowledge and represent that I have received all payments and benefits the payment and provision of which were due to me, as of the date hereof, by virtue of my employment by the Company.
2.
Except as provided in Paragraph 4 below, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other federal, state or local law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company or any of its affiliates; or any claim for wrongful discharge, breach of contract, infliction of emotional distress or defamation; or any claim for costs, fees, or other expenses, including attorneys' fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”).  Notwithstanding any other provision of this General Release to the contrary, this General Release does not encompass, and I do not release, waive or discharge the obligations of any of the Released Parties (a) to make the payments and provide the other benefits contemplated by the Agreement, (b) under any restricted stock agreement, option agreement or other agreement pertaining to my equity ownership, (c) under any indemnification or similar agreement with me.
3.
I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by Paragraph 2 above.
4.
I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967).
5.
In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claim(s) hereinabove mentioned or implied.  I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied.  I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement.  I further agree that in the event I should bring a Claim seeking damages against any Released Party, or in the event I should seek to recover damages against any Released Party in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claim and I shall waive and not accept any monetary award or value in conjunction with such Claim.  I further agree that I have not filed and am not aware of any pending Claim as of the execution of this General Release.
6.
I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct.
7.
Nothing in this Agreement shall be construed to preclude me from participating or cooperating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other state or federal administrative agency.  However, in the event that a charge or complaint is filed against the Released Parties, or any of them, with any administrative agency or in the event of an authorized investigation, charge or lawsuit filed against the Released Parties, or any of them, by any administrative agency, I expressly waive and shall not accept any award or damages therefrom.
8.
Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any of my rights or claims arising out of any breach by the Company after the date hereof of the Agreement if and to the extent those rights, in each case by their specific terms, survive termination of my employment with the Company.
9.
Whenever possible, each provision of this General Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.  However, should Section 2 of this General Release be declared or determined by any tribunal, administrative agency or court of competent jurisdiction to be illegal or invalid, and should I thereupon seek to institute any Claims that would have been within the scope of Section 2, the Company shall be entitled to immediate repayment, and I shall immediately return, all of the severance and COBRA payments that I have received, and the Company shall not be obligated to make any further severance or COBRA payments.
10.
BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT:
A.
I HAVE READ IT CAREFULLY;
B.
 I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED, THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990, AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;
C.
I VOLUNTARILY CONSENT TO EVERYTHING IN IT;
D.
I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION;
E.
I HAVE BEEN ADVISED I HAVE THIRTY (30) CALENDAR DAYS TO REVIEW THIS GENERAL RELEASE;
F.
I AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL THIRTY (30) CALENDAR DAY CONSIDERATION PERIOD;
G.
I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS GENERAL RELEASE TO REVOKE IT AND THAT THIS GENERAL RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. IN ORDER TO REVOKE, I AGREE THAT I MUST DELIVER A WRITTEN LETTER OF REVOCATION TO THE COMPANY (ATTN: SECRETARY, 40 MARCUS DRIVE, SUITE ONE, MELVILLE, NEW YORK 11747) BEFORE THE EXPIRATION OF THE REVOCATION PERIOD;
H.
I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND
I.
I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME.

DATE: May 28, 2026

/s/ Lance Alstodt
LANCE ALSTODT

10030840.3